UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2021

BIOXYTRAN, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-35027	26-2797630
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

75 Second Ave, Suite 605, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 617-454-1199

233 Needham St., Suite 300, Newton, MA 02464

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001	BIXT	OTC Expert Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of July 15, 2021, Dr. Henry Esber resigned as a Director of Bioxytran, Inc. (the “Company”) for medical reasons. The Company elected Hana Chen-Walden, currently a member of the Company’s Medical Advisory Board, to fill the vacancy created by Dr. Esber’s resignation.

Dr. Hana Chen-Walden, M.D. is an Endocrinologist and has specialized in regulatory affairs in the pharmaceutical industry in the US and Europe. Dr. Chen-Walden has more than 35 years of regulatory experience with the EMEA and in individual European countries. Since 2004 to present, Dr. Chen-Walden consulted for European Clinical and Regulatory Consultancy in medical monitoring, quality assurance and regulatory input for clinical studies in the fields of oncology, cardiology, diabetes, neurology, respiratory diseases and medical devices. Dr. Chen Walden received her Doctorate of Medicine from University of Tel Aviv, Israel. Dr. Chen-Walden has practiced medicine in Germany and France. Our board of directors believes that Dr. Chen-Walden’s expertise and experience in practicing medicine, her perspective, depth and background in medical monitoring and quality assurance, and her leadership in regulatory affairs provide her with the qualifications and skills to serve on our board of directors.

Compensation Arrangements with Dr. Chen-Walden

Dr. Chen-Walden is not currently receiving any compensation for her service as member of the Company’s Medical Advisory Board. She will not receive any cash compensation as Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOXYTRAN, INC.

	By:	/s/ David Platt, Ph.D.
David Platt, Ph.D., its Chief Executive Officer

Date July 16, 2021